Exhibit 32
CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the quarter ended September 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

Date: October 29, 2007	/s/ FREDERICK J. ROWAN, II
Frederick J. Rowan, II
Chief Executive Officer

Date: October 29, 2007	/s/ MICHAEL D. CASEY
Michael D. Casey
Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.